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NEWS RELEASE

May 30, 2002                              Contact: Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE                              (301) 429-2642
Washington, DC


                     RADIO ONE, INC. APPOINTS ERNST & YOUNG
                             AS INDEPENDENT AUDITOR

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today announced that, based upon the recommendation of its Audit Committee, it has appointed Ernst & Young, LLP as the Company's independent auditor, replacing Arthur Andersen, LLP in Baltimore, MD. Ernst & Young acquired the financial statement assurance practice and tax portions of Arthur Andersen's Baltimore office effective May 15, 2002.

Scott R. Royster, Radio One's Executive Vice President and CFO commented, "Arthur Andersen has served as Radio One's independent auditor for many years and we appreciate their professionalism and the high quality of the work they performed for us. We are pleased that Arthur Andersen's Baltimore office has joined Ernst & Young and look forward to working with them in their role as our new independent auditor."

Radio One is the nation's seventh largest radio broadcasting company (based on 2001 pro forma revenue) and the largest primarily targeting African-American and urban listeners. The Company owns and/or operates 65 radio stations located in 22 of the largest markets in the United States and programs five channels on the XM Satellite Radio Inc. system.